January 13, 1999



Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

     Re:  Dreyfus Premier International Funds, Inc. -
          -  Dreyfus Premier International Growth Fund
          -  Dreyfus Premier Global Allocation Fund
          -  Dreyfus Premier Greater China Fund
          Registration Statement File Nos. 33-44254; 811-6490

Ladies and Gentlemen:

     Enclosed is one (1) copy of the Annual Report to Shareholders for each of the above-referenced portfolios of the Dreyfus Premier International Funds, Inc. for the annual period ended October 31, 1998 filed in compliance with the provisions of Section 30 of the Investment Company Act of 1940, as amended.

     If you have any questions or comments on the attached, please do not hesitate to contact the undersigned at (212) 922-6855.


                                        Sincerely yours,



                                        Lisa R. Grosswirth


LRG\
Enclosures

cc:  Stroock & Stroock & Lavan
     Ernst & Young
     Michael A. Rosenberg